EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company (doing business as TXU Corp) on Form S-8 of our reports dated March 5, 1999 and June 25, 1999, appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1998 and in the Annual Report on Form 11-K of the Employees' Thrift Plan of the Texas Utilities Company System for the year ended December 31, 1998, respectively.


/s/ Deloitte & Touche LLP

Dallas, Texas
December 20, 1999